Exhibit 10.24

FIRST AMENDMENT

TO

AMENDED AND RESTATED CAESARS INTERACTIVE ENTERTAINMENT, INC.

MANAGEMENT INVESTOR RIGHTS AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CAESARS INTERACTIVE ENTERTAINMENT, INC. MANAGEMENT INVESTOR RIGHTS AGREEMENT, dated as of September 28, 2013 (this “Amendment”), is among Caesars Interactive Entertainment, Inc., a Delaware corporation (the “Company”), HIE Holdings, Inc., a Delaware corporation (“Parent”), Caesars Entertainment Corporation, a Delaware corporation (“Caesars”) and the other stockholders that are parties to that certain Amended and Restated Caesars Interactive Entertainment, Inc. Management Investor Rights Agreement, dated as of November 22, 2010 (the “Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Company, Parent, Caesars and the other parties thereto previously entered into the Agreement.

WHEREAS, concurrently herewith the Company is adopting an amendment to the Company’s Management Equity Incentive Plan (the “Plan”) to permit the Company to award restricted stock and restricted stock units to certain employees of the Company and its affiliates.

WHEREAS, the Company desires to amend the Agreement to appropriately reflect the equity awards granted or to be granted to employees of the Company and its affiliates.

WHEREAS, the Agreement may be amended in the manner contemplated hereby by an instrument in writing signed by the Company, Parent and Caesars.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company, Caesars and Parent agree as follows:

1.	Amendments to Agreement. Subject to the terms and conditions set forth in this Amendment, the Agreement is hereby amended as follows:

1.1	Section 1, Definitions, is hereby amended as follows:

1.1.1	The definition of “Actual Ownership Percentage” is hereby amended and restated as follows:

“Actual Ownership Percentage” of a Preemptive Optionee on the date of a Preemptive Notice shall mean a fraction expressed as a percentage (a) the numerator of which is the number of Company Shares plus Company Shares underlying Awards or other securities convertible or exchangeable into Company Shares held by such Stockholder as of such time and (b) the denominator of which is all outstanding Company Shares plus all Company Shares underlying outstanding Awards or other securities convertible or exchangeable into Company Shares on such date.

1.1.2	The following definition of “Award” is added immediately after “Asset Sale”:

“Award” means an Option, RSU or Restricted Stock award of the Company granted to a Management Stockholder pursuant to the Management Equity Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time.

1.1.3	The following definition of “Award Shares” is added immediately after “Award”:

“Award Shares” means (a) Option Shares; (b) RSU Shares; and (c) Vested Restricted Stock.

1.1.4	The definition of “Deemed Held Shares” is hereby amended and restated as follows:

“Deemed Held Shares” means Company Shares or Caesars Shares, as applicable, which a stockholder may obtain upon vesting or settlement of RSUs or by exercising any Options or options held by such stockholder that are vested and exercisable as of the relevant measurement date or which would vest and/or become exercisable or issued in connection with the applicable transaction.

1.1.5	The definition of “Invested Shares” is hereby amended and restated as follows:

“Invested Shares” means Company Shares acquired for cash by any Management Stockholder from the Company, other than Award Shares.

1.1.6	The definition of “Management Stockholder” is hereby amended and restated as follows:

“Management Stockholder” means a Stockholder other than Parent who is employed by, or serves as a consultant, service provider or director to, the Company or any of its subsidiaries at the time such Person acquired Company Shares or Awards, and such Stockholder’s permitted Transferees.

1.1.7	The definition of “Original Cost” is hereby amended and restated as follows:

“Original Cost” means (a) the exercise price per share paid to exercise an Option, (b) the cash purchase price per share, if any, paid to purchase Restricted Stock, or (c) the cash purchase price per share, if any, paid upon settlement of an RSU, as applicable. If a Management Stockholder did not pay a cash purchase price to purchase his or her Restricted Stock or RSU Shares, the Original Cost for such Company Shares shall be zero.

1.1.8	The definition of “Purchase Price” is hereby amended and restated as follows:

“Purchase Price” means:

(a) with respect to Award Shares only,

(x) the lower of Original Cost and Fair Market Value in any of the following cases: (i) a Management Stockholder is terminated by the Company for Cause; or (ii) a Management Stockholder with an effective employment agreement (containing non-compete provisions) with the Company or its Affiliates violates the non-compete provisions of such employment agreement during the Non-Compete Period; or (iii) a Management Stockholder who is not subject to non-compete provisions with respect to the Company under an effective employment agreement with the Company or its Affiliates voluntarily resigns and joins a Competitor within the Non-Compete Period; or

(y) in the case of any repurchase pursuant to Section 5(b)(ii), an amount per Option Share equal to (I) the product of (i) fourteen (14) and (ii) the Original Cost applicable to such Option Share less (II) the aggregate amount of dividends or distributions (including the fair market value of any non-cash dividends or distributions, if any) received with respect to such Option Share prior to the effectiveness of such repurchase, if any;

(b) with respect to Invested Shares repurchased pursuant to Section 5(a) only, the lower of (x) the acquisition price originally paid by the Management Stockholder for such Invested Shares and (y) Fair Market Value; and

(c) in all other cases, the Fair Market Value.

1.1.9	The following definition of “Restricted Stock” is added immediately after “Required Voting Percentage”:

“Restricted Stock” means a Company Share awarded under the Management Equity Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

1.1.10	The following definition of “RSU” is added immediately after “Restricted Stock”:

“RSU” means a contractual right awarded under the Management Equity Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, to a Management Stockholder to receive in the future a Company Share.

1.1.11	The following definition of “RSU Shares” is added immediately after “RSU”:

“RSU Shares” means any Company Shares acquired upon vesting or settlement of an RSU.

1.1.12	The following definition of “Vested Restricted Stock” is added immediately after “Underwritten Offering”:

“Vested Restricted Stock” means Company Shares originally acquired by a Management Stockholder in the form of Restricted Stock but as to which the forfeiture or repurchase restrictions originally applicable to such Company Shares (other than such restrictions as may apply pursuant to this Agreement) have lapsed.

1.2 Section 3.1, Restrictions; Permitted Transfers, is hereby amended so that the reference to “(including all Options and all Company Shares that may be acquired or received upon the exercise or settlement of any Option)” is deleted in its entirety and replaced with “(including all Awards and all Company Shares that may be acquired or received upon the exercise or settlement of any Award)”.

1.3 Section 5, Repurchase Rights, is hereby amended so that each reference to “Option Shares” is deleted in its entirety and replaced with “Award Shares,” with the exception of Section 5(b)(ii).

1.4 Section 7(u), Miscellaneous Provisions, is hereby amended to delete the reference to “Options” in its entirety and replace it with “Awards”.

2.	General.

2.1 Except as amended and set forth herein, the Agreement shall continue in full force and effect.

2.2 The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile and email transmission by PDF), all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Amended and Restated Caesars Interactive Entertainment, Inc. Management Investor Rights Agreement as of the date set forth above.

HIE HOLDINGS, INC.

By:	/s/ Michael D. Cohen
Name: Michael D. Cohen
Title: Secretary

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Michael D. Cohen
Name: Michael D. Cohen
Title: Secretary

CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:	/s/ Michael D. Cohen
Name: Michael D. Cohen
Title: Secretary

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